UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 15, 2007

GOLDEN ARIA CORP.
(Exact name of registrant as specified in its charter)

333-130934 (Commission File Number)

Nevada (State or other jurisdiction of incorporation)	20-1970188 (IRS Employer Identification No.)

604 - 700 West Pender Street, Vancouver, British Columbia  V6C 1G8
(Address of principal executive offices and Zip Code)

(604) 602-1633
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This current report contains forward-looking statements as that term is defined in section 27A of the United States Securities Act of 1933, as amended, and section 21E of the United States Securities Exchange Act of 1934, as amended. These statements relate to future events or our future results of operation or future financial performance, including, but not limited to, the following: any information regarding Golden Aria Corp., a Nevada corporation described herein, and any statements relating to our ability to raise sufficient capital to finance our planned operations, our ability to identify any recoverable oil or gas resource or reserve of any kind, our ability to enforce or perform under our farm out agreements, our ability to hire the necessary personnel, and estimates of our cash expenditures for the next 12 months. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "intends", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential", or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors" on page 4, which may cause our or our industry's actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

In this report, unless otherwise specified, all dollar amounts are expressed in United States dollars and all references to “common shares” refer to the shares of common stock in our capital stock.

As used in this current report and unless otherwise indicated, the terms “we”, “us” and “our company” refer to Golden Aria Corp.

Item 1.01     Entry into a Material Definitive Agreement.

On October 15, 2007, we entered into a share exchange agreement with Target Energy, Inc., a private Nevada corporation (“Target Energy”), and the former shareholders of Target Energy. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of Target Energy occurred on November 30, 2007. Please refer to the information provided under Item 2.01 of this current report for information related to the share exchange agreement and our business as a result of the acquisition.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On November 30, 2007, we completed the acquisition of all the issued and outstanding common stock of Target Energy pursuant to a share exchange agreement dated October 15, 2007 among our company, as purchaser, and all of the shareholders of Target Energy, as vendors. In exchange for all of the issued and outstanding shares of Target Energy, we issued to the shareholders of Target Energy an aggregate of 13,810,000 shares of our common stock. As a result, the shareholders of Target Energy now own approximately 47% of our issued and outstanding common stock.

After giving effect to the share exchange agreement, including the issuance of 13,810,000 shares of our common stock to the shareholder of Target Energy, we now have 29,305,480 shares of common stock issued and outstanding.

Target Energy, Inc. has three properties all in Southern Saskatchewan, Canada.

The Wordsworth property has one producing oil well which was drilled in May, 2006, and in which Target has a 3.75% net interest.  This is a horizontal well called the Wordsworth East HZ 2A2-23/3A11-14-7-3 W2, and was considered a new pool discovery. A second well on this property, the Wordsworth E. HZ 3B9-23/3A11-23-7-3 W2 located on the north side of the Wordsworth prospect area, was deemed not commercially viable as a producing oil well. This well will be converted to a water injection well for the disposition of salt water from the first well and from future producers in the field. The injection well should provide cost savings versus salt water trucking costs.

A second property also has one producing oil well on it. This is the West Queensdale producing well named the Queensdale West HZ 4A9-25 / 3A15-25-6-2 W2. It was drilled in February, 2007 and was placed on production on May 15, 2007. Target has an 8.00% Gross Interest before payout (BPO) and 4% net interest after payout in this well.

A third property is an exploration property and we have no producing oil or gas wells on this property at this time. This is our Coteau Lake exploration project which covers 1,280 acres of land. Target’s gross and net interest in this project is 50%. There has been historic oil production on the Coteau Lake project lands.  Our internal geological and geophysical work to date indicate our lands could be prospective for oil & gas accumulations to have taken place with early estimates of up to 300,000 barrels being recoverable.

Other properties are in varying stages of negotiation and/or evaluation and Target will decide whether to proceed or abandon some property possibilities by December 31, 2007. Target expects to evaluate additional properties on an ongoing basis and will acquire interests when believed to be in the company interest.

RISK FACTORS

Shares of our common stock are speculative, especially since we are in the exploration-stage of our new business. We operate in a volatile sector of business that involves numerous risks and uncertainties. The risks and uncertainties described below are not the only ones we face. Other risks and uncertainties, including those that we do not currently consider material, may impair our business. If any of the risks discussed below actually occur, our business, financial condition, operating results or cash flows could be materially adversely affected. This could cause the trading price of our securities to decline, and you may lose all or part of your investment. Prospective investors should consider carefully the risk factors set out below.

Risks Related to Our Business

Because we may never earn revenues from our operations, our business may fail and then investors may lose all of their investment in our company.

We have no history of revenues from operations. We have never had significant operations and have no significant assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Our company has a limited operating history. If our business plan is not successful and we are not able to operate profitably, then our stock may become worthless and investors may lose all of their investment in our company.

We expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from future acquisitions, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide no assurance that we will generate any revenues or ever achieve profitability. If we are unsuccessful in addressing these risks, our business will fail and investors may lose all of their investment in our company.

We have a history of losses and have negative cash flows from operations, which raises substantial doubt about our ability to continue as a going concern.

We have not generated any revenues since our incorporation and we will continue to incur operating expenses without revenues until we are in commercial deployment. To date we have had negative cash flows from operations and we have been dependent on sales of our equity securities and debt financing to meet our cash requirements and have incurred net losses from inception to August 31, 2007 of approximately $975,171. As of August 31, 2007 we had working capital surplus of $93,505. We do not expect positive cash flow from operations in the near term. There is no assurance that actual cash requirements will not exceed our estimates. In particular, additional capital may be required in the event that drilling and completion costs increase beyond our expectations; or we encounter greater costs associated with general and administrative expenses or offering costs. The occurrence of any of the aforementioned events could adversely affect our ability to meet our business plans. We cannot provide assurances that we will be able to successfully execute our business plan. These circumstances raise substantial doubt about our ability to continue as a going concern. If we are unable to continue as a going concern, investors will likely lose all of their investments in our company.

There is no assurance that we will operate profitably or will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will purchase our services, the size of customers’ purchases, the demand for our services, and the level of competition and general economic conditions. If we cannot generate positive cash flows in the future, or raise sufficient financing to continue our normal operations, then we may be forced to scale down or even close our operations.

We will depend almost exclusively on outside capital to pay for the continued exploration and development of our properties. Such outside capital may include the sale of additional stock and/or commercial borrowing. There is no guarantee that sufficient capital will continue to be available to meet these continuing development costs or that it will be on terms acceptable to us. The issuance of additional equity securities by us would result in a significant dilution in the equity interests of our current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

If we are unable to obtain financing in the amounts and on terms deemed acceptable to us, we may be unable to continue our business and as a result may be required to scale back or cease operations for our business, the result of which would be that our stockholders would lose some or all of their investment.

A decline in the price of our common stock could affect our ability to raise further working capital and adversely impact our operations.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because our operations have been and will be primarily financed through the sale of equity securities, a decline in the price of our common stock could be especially detrimental to our liquidity and our continued operations. Any reduction in our ability to raise equity capital in the future would force us to reallocate funds from other planned uses and would have a significant negative effect on our business plans and operations, including our ability to develop new products and continue our current operations. If our stock price declines, we may not be able to raise additional capital or generate funds from operations sufficient to meet our obligations.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of material revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. We were in the business of mineral exploration before our acquisition of Target Energy. We have only recently decided to shift our focus of our exploration activities from mineral to oil and gas. The acquisition of Target Energy is one of our earlier oil and gas related transactions. Our company has no significant operating history in exploration of oil and gas at this time and must be considered in the very early development stage. The success of our company is significantly dependent on a successful acquisition, drilling, completion and production program. Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to locate recoverable reserves or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

Because of the early stage of development and the nature of our business, our securities are considered highly speculative.

Our securities must be considered highly speculative, generally because of the nature of our business and the early stage of our development. We are engaged in the business of exploring and, if warranted, developing commercial reserves of oil and gas. Both of our properties are in the exploration stage. Accordingly, we have not generated any revenues nor have we realized a profit from our operations to date and there is little likelihood that we will generate any revenues or realize any profits in the short term. Any profitability in the future from our business will be dependent upon locating and developing economic reserves of oil and gas, which itself is subject to numerous risk factors as set forth herein. Since we have not generated any revenues, we will have to raise additional monies through the sale of our equity securities or debt in order to continue our business operations.

Nature of Oil and Gas Exploration and Development involves many risks that we may not be able to overcome.

Oil and gas exploration and development is very competitive and involves many risks that even a combination of experience, knowledge and careful evaluation may not be able to overcome. As with any petroleum property, there can be no assurance that oil or gas will be extracted from any of the properties subject to our exploration and production contracts. Furthermore, the marketability of any discovered resource will be affected by numerous factors beyond our control. These factors include, but are not limited to, market fluctuations of prices, proximity and capacity of pipelines and processing equipment, equipment availability and government regulations (including, without limitation, regulations relating to prices, taxes, royalties, land tenure, allowable production, importing and exporting of oil and gas and environmental protection). The extent of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital.

The marketability of natural resources will be affected by numerous factors beyond our control which may result in us not receiving an adequate return on invested capital to be profitable or viable.

The marketability of natural resources which may be acquired or discovered by us will be affected by numerous factors beyond our control. These factors include market fluctuations in oil and gas pricing and demand, the proximity and capacity of natural resource markets and processing equipment, governmental regulations, land tenure, land use, regulation concerning the importing and exporting of oil and gas and environmental protection regulations. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in us not receiving an adequate return on invested capital to be profitable or viable.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company.

Oil and gas operations are subject to federal, state, and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations are also subject to federal, state, and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. Environmental standards imposed by federal, provincial, or local authorities may be changed and any such changes may have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. To date we have not been required to spend any material amount on compliance with environmental regulations. However, we may be required to do so in future and this may affect our ability to expand or maintain our operations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labour disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which it cannot adequately insure or which it may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

Any change to government regulation/administrative practices may have a negative impact on our ability to operate and our profitability.

The business of resource exploration and development is subject to regulation relating to the exploration for, and the development, upgrading, marketing, pricing, taxation, and transportation of oil and gas and related products and other matters. Amendments to current laws and regulations governing operations and activities of oil and gas exploration and development operations could have a material adverse impact on our business. In addition, there can be no assurance that income tax laws, royalty regulations and government incentive programs related to the properties subject to our exploration and production contracts and the oil and gas industry generally, will not be changed in a manner which may adversely affect our progress and cause delays, inability to explore and develop or abandonment of these interests.

Permits, leases, licenses, and approvals are required from a variety of regulatory authorities at various stages of exploration and development. There can be no assurance that the various government permits, leases, licenses and approvals sought will be granted in respect of our activities or, if granted, will not be cancelled or will be renewed upon expiry. There is no assurance that such permits, leases, licenses, and approvals will not contain terms and provisions which may adversely affect our exploration and development activities.

We will require substantial funds to enable us to decide whether our non-producing properties contain commercial oil and gas deposits and whether they should be brought into production, and if we cannot raise the necessary funds we may never be able to realize the potential of these properties.

Our decision as to whether our non-producing properties contain commercial oil and gas deposits and should be brought into production will require substantial funds and depend upon the results of exploration programs and feasibility studies and the recommendations of duly qualified engineers, geologists, or both. This decision will involve consideration and evaluation of several significant factors including but not limited to: (1) costs of bringing a property into production, including exploration and development work, preparation of production feasibility studies, and construction of production facilities; (2) availability and costs of financing; (3) ongoing costs of production; (4) market prices for the oil and gas to be produced; (5) environmental compliance regulations and restraints; and (6) political climate, governmental regulation and control. If we are unable to raise the funds necessary to properly evaluate our non-producing properties, then we may not be able to realize any potential of these properties.

Oil and gas operations are subject to comprehensive regulation which may cause substantial delays or require capital outlays in excess of those anticipated causing an adverse effect on our company. Further, exploration and production activities are subject to certain environmental regulations which may prevent or delay the commencement or continuance of our operations.

Oil and gas operations in Canada are subject to federal and local laws relating to the protection of the environment, including laws regulating removal of natural resources from the ground and the discharge of materials into the environment. Oil and gas operations in Canada are also subject to federal and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment. Various permits from government bodies are required for drilling operations to be conducted; no assurance can be given that such permits will be received. No assurance can be given that environmental standards imposed by federal or local authorities will not be changed or that any such changes would not have material adverse effects on our activities. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing an adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages which we may elect not to insure against due to prohibitive premium costs and other reasons. Our current exploration and drilling activities are subject to the aforementioned environment regulations.

Compliance with these laws and regulations has not had a material effect on our operations or financial condition to date. Specifically, we are subject to legislation regarding emissions into the environment, water discharges and storage and disposition of hazardous wastes. In addition, legislation has been enacted which requires well and facility sites to be abandoned and reclaimed to the satisfaction of state authorities. However, such laws and regulations are frequently changed and we are unable to predict the ultimate cost of compliance. Generally, environmental requirements do not appear to affect us any differently or to any greater or lesser extent than other companies in the industry.

Based upon our review of the environmental regulations that we are currently subject to, we believe that our operations comply, in all material respects, with all applicable environmental regulations.

Exploratory drilling involves many risks and we may become liable for pollution or other liabilities which may have an adverse effect on our financial position.

Drilling operations generally involve a high degree of risk. Hazards such as unusual or unexpected geological formations, power outages, labor disruptions, blow-outs, sour gas leakage, fire, inability to obtain suitable or adequate machinery, equipment or labour, and other risks are involved. We may become subject to liability for pollution or hazards against which we cannot adequately insure or which we may elect not to insure. Incurring any such liability may have a material adverse effect on our financial position and operations.

As some of our properties are in the exploration stage there can be no assurance that we will establish commercial discoveries on our properties.

Exploration for economic reserves of oil and gas is subject to a number of risk factors. Few of the properties that are explored are ultimately developed into producing oil and/or gas wells. One of our properties is in the exploration stage only and is without proven reserves of oil and gas. Our other properties are primarily in the exploration stage and have one productive well each. There can be no assurances that we will establish commercial discoveries on any of our properties or maintain current production at our productive wells.

The potential profitability of oil and gas ventures depends upon factors beyond the control of our company.

The potential profitability of oil and gas properties is dependent upon many factors beyond our control. For instance, world prices and markets for oil and gas are unpredictable, highly volatile, potentially subject to governmental fixing, pegging, controls, or any combination of these and other factors, and respond to changes in domestic, international, political, social, and economic environments. Additionally, due to world-wide economic uncertainty, the availability and cost of funds for production and other expenses have become increasingly difficult, if not impossible, to project. These changes and events may materially affect our financial performance.

Adverse weather conditions can also hinder drilling operations. A productive well may become uneconomic in the event water or other deleterious substances are encountered which impair or prevent the production of oil and/or gas from the well. In addition, production from any well may be unmarketable if it is impregnated with water or other deleterious substances. The marketability of oil and gas which may be acquired or discovered will be affected by numerous factors beyond our control. These factors include the proximity and capacity of oil and gas pipelines and processing equipment, market fluctuations of prices, taxes, royalties, land tenure, allowable production and environmental protection. The extent of these factors cannot be accurately predicted but the combination of these factors may result in our company not receiving an adequate return on invested capital.

Competition in the oil and gas industry is highly competitive and there is no assurance that we will be successful in acquiring the licenses.

The oil and gas industry is intensely competitive. We compete with numerous individuals and companies, including many major oil and gas companies, which have substantially greater technical, financial and operational resources and staffs. Accordingly, there is a high degree of competition for desirable oil and gas properties for drilling operations and necessary drilling equipment, as well as for access to funds. There can be no assurance that the necessary funds can be raised or that any projected work will be completed. There are other competitors that have operations in the properties in Colombia and the presence of these competitors could adversely affect our ability to acquire additional property interests.

Any change to government regulation/administrative practices in regards to conducting business generally in Canada may have a negative impact on our ability to operate and our profitability.

There is no assurance that the laws, regulations, policies or current administrative practices of any government body, organization or regulatory agency in Canada or any other jurisdiction, will not be changed, applied or interpreted in a manner which will fundamentally alter the ability of our company to carry on our business in Canada.

The actions, policies or regulations, or changes thereto, of any government body or regulatory agency, or other special interest groups, may have a detrimental effect on us. Any or all of these situations may have a negative impact on our ability to operate and/or our profitability in Canada.

Item 3.02     Unregistered Sales

On November 29, 2007, we issued 13,810,000 shares of our common stock to the shareholders of Target Energy, in exchange for all of the issued and outstanding common shares of Target Energy.

The 13,810,000 shares of our common stock were issued to the Target Energy shareholders pursuant to exemptions from registration as set out under Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. None of the former shareholders of Target Energy were U.S. persons or were acquiring the securities for the account or benefit of any U.S. person. The share certificates issued by our company to the former shareholders of Target Energy contain a legend stating that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act of 1933, or pursuant to an available exemption from registration.

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers

In connection with the closing of the share exchange agreement on November 30, 2007 Gerard Carlson resigned as our President, but remained as a director.  Robert McAllister was appointed as President.  Hugh Reid and James Letourneau were appointed as members of our board of directors.

For clarity, our executive officers now consist of Robert McAllister, President and Principal Executive Officer and Chris Bunka, Principal Financial Officer, CEO, Secretary and Treasurer.  Our board of directors now consists of Gerard Carlson, Chris Bunka, Hugh Reid and James Letourneau.

Robert McAllister, President:  Mr. McAllister is a resource investment entrepreneur with over 20 years experience in resource sector evaluations and commodity cycle analysis.  He brings extensive knowledge and expertise in building a successful company.

Hugh Reid, Director:  Mr. Hugh Reid, petroleum geologist with over 35 years experience in the oil patch in North America & overseas, 7 years with Mobil Oil & 28 years as an independent consultant in Calgary.  He specializes in Drill Stem Testing (DST) interpretation & identifying wells which have "missed Pay" (bypassed production).

James Letourneau, Director: Mr. James Letourneau, is a petroleum geologist with expertise in petroleum hydrogeology and geochemistry. He is a well regarded independent commentator and conference speaker. Jim is a member of the Association of Professional Engineers, Geologists, and Geophysicists of Alberta; American Association of Petroleum Geologists; Canadian Association of Petroleum Geologists; and, the Canadian Society for Unconventional Gas.

In addition to the above, we consider that the following consultants/advisors will be significant consultants for our operations going forward:

Ms. Jennifer Wells, petroleum geologist with over 25 years of oil industry experience. She is the chief geologist with Seven Energy (Canada) Inc. Based in Calgary. She has specialized in shallow gas plays such as the Edmonton Formation and manages here own consulting company Jennifer Wells & Associates Ltd.

Mr. Alex DeGreeve, B.Sc. Degree in Geological Engineering with over 45 years of diversified experience in the oil & gas industry mainly in Western Canada; 35 years with a major oil company and the remainder as an independent oil & gas consultant.

Mr. Richard Mayers is a petroleum geophysicist. and petroleum geologist with over 35 years of exploration and development experience working in the O & G industry in Western and Frontier Canada, the USA, and Internationally.  He has worked for ExxonMobil, Suncor, PanCanadian (Encana).  He is an E & D Consultant and has served as a consultant and advisor to the GSC, Petro-Canada/RECOPE, OMV, Technika/AGOCO, Boyd Petrosearch, PEMEX, Schlumberger/SONANGOL and other companies.

Mr. Kristian Ross, President of Coyote Copper, Inc. was the former President of Redhawk Resources, Inc. and Erickson Gold Mines Limited. His years of operating resource companies in the public arena adds depth to the Company's management expertise, including forward-looking strategic corporate planning, mergers and acquisitions.

Dr. John Andrichuk has over 50 years of very successful oil industry experience.  He is an owner of the firm of Andrichuk and Edie, Independent Geologists; and has been the co-discoverer of more than 10, Western Canadian Sedimentary Basin oil and gas fields; including the Morinville Leduc D-3B pinnacle reef that has produced over 10 million barrels of barrels of light oil, to date.  He is an extensively published authority on stratigraphy with emphasis on the Devonian time period, and his primary focus for Target is in the search for new oil pools from that period.

Item 9.01                      Financial Statements and Exhibits.

The financial statements included herein are stated in United States dollars (US$) and are prepared in accordance with United States Generally Accepted Accounting Principles.

The following financial statements are included in this current report:

Financial Statements for Target Energy Inc. (Audited) for the period from February 2, 2006 (inception) to August 31, 2007

Pro forma Financial Statements for Target Energy Inc. and Golden Aria Corp. (Unaudited).

Pro Forma Combined Condensed Consolidated Balance Sheet as at August 31, 2007.

Pro Forma Combined Condensed Consolidated Statement of Operations for the twelve-month period ended August 31, 2007.

Notes to the Pro Forma Combined Condensed Consolidated Financial Information

Copies of the following documents are included as exhibits to this current report pursuant to Item 601 of Regulation S-B:

Exhibit Number	Description
(2)	Plan of Purchase, Sale, Reorganization, Arrangement, Liquidation or Succession
2.1	Share exchange agreement dated October 15, 2007 between our company, Target Energy Corp. and the shareholders of Target Energy Corp.
(21)	Subsidiaries of the Small Business Issuer
21.1	Target Energy Corp., a Nevada company

TARGET ENERGY INC.

(AN EXPLORATION STAGE COMPANY)

FINANCIAL STATEMENTS

AUGUST 31, 2007

Vellmer & Chang Chartered Accountants *
505 – 815 Hornby Street Vancouver, B.C, V6Z 2E6 Tel: 604-687-3776 Fax: 604-687-3778 E-mail: info@vellmerchang.com * denotes a firm of incorporated professionals

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

TARGET ENERGY INC.
(An exploration stage company)

We have audited the balance sheet of TARGET ENERGY INC. (“the Company”) (an exploration stage company) as at August 31, 2007 and the related statements of stockholders’ equity, operations and cash flows for the fourteen months ended August 31, 2007. These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as at August 31, 2007 and the results of their operations and their cash flows for the fourteen ended August 31, 2007 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements refer to above have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 1 to the financial statements, the Company has incurred losses from inception and further losses are anticipated.  These factors raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 1.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“VELLMER & CHANG”
November 7, 2007	Chartered Accountants

TARGET ENERGY INC.
(An Exploration Stage Company)
BALANCE SHEET
(Expressed in U.S. Dollars)

AUGUST 31,
2007
ASSETS

Current
Cash and cash equivalents	$347,456
Accounts receivable	7,223
Prepaid expenses and deposit	23,664

Total current assets	378,343

Oil and gas properties (Note 3)	383,325

Total Assets	$761,668

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current
Accounts payable and accrued liabilities	$74,211

Total Current Liabilities	74,211

STOCKHOLDERS' EQUITY

Share capital
Authorized:
75,000,000 common shares with a par value of $0.001 per share

Issued and outstanding:
13,810,000 common shares at August 31, 2007	13,810

Additional paid-in capital	836,790

Deficit accumulated during the exploration stage	(163,143)

Total Stockholders' Equity	687,457

Total Liabilities and Stockholders' Equity	$761,668

The accompanying notes are an integral part of these financial statements

Approved by the Board of Directors:

	Director	Director

TARGET ENERGY INC.
(An Exploration Stage Company)
STATEMENTS OF STOCKHOLDERS' EQUITY
FEBRUARY 2, 2006 (inception) TO AUGUST 31, 2007
(Expressed in U.S. Dollars)
				DEFICIT
				ACCUMULATED
	COMMON STOCK		ADDITIONAL	DURING	TOTAL
			PAID-IN	EXPLORATION	STOCKHOLDERS'
	SHARES	AMOUNT	CAPITAL	STAGE	EQUITY

Balance February 2, 2006 (Inception)	-	$-	$-	$-	$-

Issuance of common stock for cash	1,025,000	1,025	9,225	-	10,250
at $0.01 per share on June 30, 2006

Comprehensive income (loss):
(Loss) for the period	-	-	-	(360)	(360)

Balance, June 30, 2006	1,025,000	1,025	9,225	(360)	9,890

Issuance of common stock for cash	14,135,000	14,135	127,215	-	141,350
at $0.01 per share on December 5, 2006

Shares repurchased and cancelled	(100,000)	(100)	(900)	-	(1,000)
at $0.01 per share on February 27, 2007

Shares repurchased and cancelled	(5,000,000)	(5,000)	(45,000)	-	(50,000)
at $0.01 per share on August 29, 2007

Issuance of common stock for cash	3,750,000	3,750	746,250	-	750,000
at $0.20 per share on August 31, 2007

Comprehensive income (loss):
(Loss) for the year	-	-	-	(162,783)	(162,783)

Balance, August 31, 2007	13,810,000	$13,810	$836,790	$(163,143)	$687,457

The accompanying notes are an integral part of these financial statements

TARGET ENERGY INC.
(An Exploration Stage Company)
STATEMENTS OF OPERATIONS
(Expressed in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
	FOURTEEN	TWELVE	INCEPTION
	MONTHS	MONTHS	FEBRUARY 2
	ENDED	ENDED	2006 TO
	AUGUST 31	JUNE 30	AUGUST 31
	2007	2007	2007

Revenue
Natural gas and oil revenue	$87,994	$70,785	$87,994

Cost of revenue
Natural gas and oil operating costs and royalties	29,782	20,741	29,782
Depletion	102,249	82,252	102,249
Write down in carrying value of oil and gas property	119,916	96,465	119,916

	251,947	199,458	251,947

Gross Profit	(163,953)	(128,673)	(163,953)

Expenses
Accounting	8,000	5,000	8,000
Bank charges and interest expense	361	291	361
Consulting	2,665	292	2,665
Fees and dues	2,780	2,780	2,780
Legal	2,797	2,200	2,797
Office and miscellaneous	3,103	2,565	3,463

Total expenses	19,706	13,128	20,066

(Loss) for the period before other income	(183,659)	(141,801)	(184,019)

Other income
Interest income	4,412	3,175	4,412
Foreign exchange gain	16,464	16,710	16,464

Net (loss) for the period	$(162,783)	$(121,916)	$(163,143)

Basic and diluted loss per share	$(0.02)	$(0.01)	$

Weighted average number of common shares
outstanding - basic and diluted	9,892,916	9,046,041

The accompanying notes are an integral part of these financial statements

TARGET ENERGY INC.
(An Exploration Stage Company)
STATEMENTS OF CASH FLOWS
(Expressed in U.S. Dollars)

			CUMULATIVE
			PERIOD FROM
	FOURTEEN	TWELVE	INCEPTION
	MONTHS	MONTHS	FEBRUARY 2
	ENDED	ENDED	2006 TO
	AUGUST 31	JUNE 30	AUGUST 31
	2007	2007	2007

Cash flows used in operating activities

Net (loss) for the period	$(162,783)	$(121,916)	$(163,143)

Changes to reconcile net loss to net cash used in operating activities
Depletion	102,249	82,252	102,249
Write down in carrying value of oil and gas properties	119,916	96,465	119,916
Adjusted cash flows used in operating activities	59,382	56,801	59,022

Change in non-cash working capital items:
Accounts receivable	(7,223)	(7,171)	(7,223)
Prepaid expenses and deposit	(23,664)	(24,706)	(23,664)
Accounts payable and accrued liabilities	24,211	5,000	24,211

Net cash used in operating activities	52,706	29,924	52,346

Cash flows used in investing activities

Oil and gas properties acquisition	(605,490)	(552,301)	(605,490)

Net cash used in investing activities	(605,490)	(552,301)	(605,490)

Cash flows from financing activities

Proceeds from issuance of common stock	890,350	785,350	900,600

Net cash from financing activities	890,350	785,350	900,600

Increase in cash and cash equivalents	337,566	262,973	347,456

Cash and cash equivalents, beginning of period	9,890	9,890	-

Cash and cash equivalents, end of period	$347,456	$272,863	$347,456

The accompanying notes are an integral part of these financial statements

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)

1.           Incorporation

The Company was formed of February 6, 2006 under the laws of the State of Nevada and commenced its principal operations on July 1, 2006.  The Company’s principal business is in identification, acquisition and exploration of oil and gas properties.  During the fourteen months ended August 31, 2007, the Company acquired and participated certain oil and gas working interests and venture projects and commenced the revenue generation.  The Company is considered to be an exploration stage company as the revenue generated from the oil and gas properties were not substantial in terms of the Company’s intended overall operations.

The Company has an office in Kelowna, B.C. Canada.  During the year, the Company changed its year end from June 30 to August 31.  The accompanying financial statements have been presented with balance sheet as at August 31, 2007 and statements of operations and cash flows for fourteen months ended August 31, 2007 and twelve months ended June 30, 2007.

These financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America with the on-going assumption that we will be able to realize our assets and discharge its liabilities in the normal course of business.  As shown in the accompanying financial statements, we have incurred operating losses since inception and further losses are anticipated in the development of our business.  These factors raise substantial doubt about our ability to continue as a going concern.  These financial statements do not include any adjustments to the amounts and classifications of assets and liabilities that might be necessary should we be unable to continue as a going concern.  Management plans to fund its future operations by obtaining additional financing.  However, there is no assurance that we will be able to obtain additional financing from investors or private lenders.

2.           Significant Accounting Policies

(a)           Principles of Accounting

These financials statements are stated in U.S. dollars and have been prepared in accordance with U.S. generally accepted accounting principles.

(b)           Revenue Recognition

The Company uses the sales method of accounting for natural gas and oil revenues.  Under this method, revenues are recognized upon the passage of title, net of royalties.  Revenues from natural gas production are recorded using the sales method.  When sales volumes exceed the Company’s entitled share, an overproduced imbalance occurs.  To the extent the overproduced imbalance exceeds the Company’s share of the remaining estimated proved natural oil and gas reserves for a given property, the Company records a liability.  At August 31, 2007 the Company had no overproduced imbalances.

(c)           Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased.  As of August 31, 2007, cash and cash equivalents consist of cash only.

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)

(d)           Oil and Gas Properties

The Company utilizes the full cost method to account for its investment in oil and gas properties.  Accordingly, all costs associated with acquisition, exploration and development of oil and gas reserves, including such costs as leasehold acquisition costs, capitalized interest costs relating to unproved properties, geological expenditures, tangible and intangible development costs including direct internal costs are capitalized to the full cost pool.  When the Company obtains proven oil and gas reserves, capitalized costs, including estimated future costs to develop the reserves and estimated abandonment costs, net of salvage, will be depleted on the units-of-production method using estimates of proved reserves.  Investments in unproved properties and major development projects including capitalized interest, if any, are not amortized until proved reserves associated with the projects can be determined.  If the future exploration of unproved properties are determined uneconomical the amount of such properties are added to the capitalized cost to be amortized.

The capitalized costs included in the full cost pool are subject to a “ceiling test”, which limits such costs to the aggregate of the estimated present value, using a ten percent discount rate of the future net revenues from proved reserves, based on current economic and operating conditions.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the statement of operations.

Exploration activities conducted jointly with others are reflected at the Company’s proportionate interest in such activities.

Cost related to site restoration programs are accrued over the life of the project.

(e)           Accounting Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates and assumptions.

(f)           Loss Per Share

Loss per share is computed using the weighted average number of shares outstanding during the period.  The Company has adopted SFAS No.128 “Earnings Per Share”. Diluted loss per share is equivalent to basic loss per share because there was no other equity-based financial instruments outstanding as at August 31, 2007.

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)

(g)           Foreign Currency Translations

The Company’s operations are located in the United States of America and Canada, and it has an office in Canada.  The Company maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue and expense that was acquired or incurred in a foreign currency is translated into U.S. dollars by the using of the exchange rate in effect at that date.  At the period end, monetary assets and liabilities are translated at the exchange rate in effect at that date.  The resulting foreign exchange gains and losses are included in operations.

(h)           Fair Value of Financial Instruments

Fair value estimates of financial instruments are made at a specific point in time, based on relevant information about financial markets and specific financial instruments.  As these estimates are subjective in nature, involving uncertainties and matters of significant judgment, they cannot be determined with precision.  Changes in assumptions can significantly affect estimated fair values.

The respective carrying value of certain on-balance-sheet financial instruments approximated their fair value.  These financial instruments include cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities and due to related parties.  Fair values were assumed to approximate carry values for these financial instruments, since they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.  Management is of the opinion that the Company is not exposed to significant interest or credit risks arising from these financial instruments.  The Company may operate outside the United States of America and thus may have significant exposure to foreign currency risk in the future due to the fluctuation of the currency in which the Company operates and the U.S. dollars.

(i)           Income Taxes

The Company has adopted statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes, which requires the Company to recognize deferred tax liabilities and assets for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns using the liability method.  Under this method, deferred tax liabilities and assets are determined based on the temporary differences between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect in the year in which the differences are expected to reverse.

(j)           Long-Lived Assets Impairment

Long-term assets of the Company are reviewed for impairment when circumstances indicate the carrying value may not be recoverable in accordance with the guidance established in Statement of Financial Accounting Standards No. 144 (SFAS 144), Accounting for the impairment or Disposal of Long-Lived Assets.  For assets that are to be held and used, an impairment loss is recognized when the estimated undiscounted cash flows associated with the asset or group of assets is less than their carrying value.  If impairment exists, an adjustment is made to write the asset down to its fair value, Fair values are determined based on discounted cash flows or internal and external appraisals, as applicable.  Assets to be disposed of are carried at the lower of carrying value or estimated net realizable value.

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)
(k)           Asset Retirement Obligations

The Company accounts for asset retirement obligations in accordance with the provisions of SFAS 143 “Accounting for Asset Retirement Obligations”.  SFAS 143 requires the Company to record the fair value of an asset retirement obligation as a liability in the period in which it incurs a legal obligation associated with the retirement of tangible long-lived assets that result from the acquisition, construction, development and/or normal use of the assets.  The management of the Company had estimated the asset retirement obligation to be immaterial and therefore was not reflected on the financial statements as of August 31, 2007.

(l)           Comprehensive Income

The Company has adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances.  The Company is disclosing this information on its Statement of Stockholders’ Equity.  Comprehensive income comprises equity except those transactions resulting from investments by owners and distributions to owners.

(m)           Concentration of credit risk

The Company places its cash and cash equivalent with high credit quality financial institution.  As of August 31, 2007, the Company had approximately $253,198 in a bank beyond insured.

(n)           Other recent Accounting Pronouncements

(i)
In June 2006, FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109”, which prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006.

The Company does not expect the adoption of FIN 48 to have a material effect on its financial condition or results of operations.

(ii)
In September 2006, FASB issued SFAS No. 157, “Fair Value Measurements” which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. Where applicable, SFAS No. 157 simplifies and codifies related guidance within GAAP and does not require any new fair value measurements. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. Earlier adoption is encouraged. The Company does not expect the adoption of SFAS No. 157 to have a material effect on its financial condition or results of operations.

(iii)
  In September 2006, FASB issued SFAS No. 158, “Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R).” SFAS No. 158 requires, among other things, that a company (1) recognize a net liability or asset to report the funded status of their defined benefit pensions and other postretirement plans on its balance sheet and (2) measure benefit plan assets and benefit obligations as of the company's balance sheet date. Calendar year-end companies with publicly traded equity securities are required to adopt the recognition and disclosure provisions of SFAS 158 as of December 31, 2006. The Company does not expect the adoption of SFAS No. 158 to have a material effect on its financial condition or results of operations.

 TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)

(iv)
In September 2006, the SEC announced Staff Accounting Bulletin No. 108 (“SAB 108”). SAB 108 addresses how to quantify financial statement errors that arose in prior periods for purposes of assessing their materiality in the current period. It requires analysis of misstatements using both an income statement (rollover) approach and a balance sheet (iron curtain) approach in assessing materiality. It clarifies that immaterial financial statement errors in a prior SEC filing can be corrected in subsequent filings without the need to amend the prior filing. In addition, SAB 108 provides transitional relief for correcting errors that would have been considered immaterial before its issuance. The Company does not expect the adoption of SAB 108 to have a material effect on its financial condition or results of operations.

(v)
In February 2007, the FASB issued SFAS No. 159, “The fair value Option for Financial Assets and Financial Liabilities – Including an Amendment of FASB Statement No. 115”. This statements objective is to improve financial reporting by providing the Company with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. This statement is expected to expand the use of fair value measurement, which is consistent with the FASB’s long-term measurement objective for accounting for financial instruments. The adoption of SFAS 159 did not have an impact on the Company’s financial statements. The Company presently comments on significant accounting policies (including fair value of financial instruments) in Note 2 to the financial statements.

(p)           Stock-Based Compensation

The Company adopted SFAS No. 123(revised), "Share-Based Payment", to account for its stock options and similar equity instruments issued.  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.  SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the fourteen months ended August 31, 2007.

3.            Oil and Gas Properties

West Queensdale, Saskatchewan

On February 13, 2007, the Company entered into a Participation and Trust Agreement (the “Agreement”) with Odin Capital Inc. (“Odin”), whereas

On September 1, 2006, Odin entered into a farmout, option and participation letter agreement (“Head Agreement”) between Texalta Petroleum Ltd., Petrex energy Ltd., Jonpol Investments Ltd., AJohn A. Pollock, Shewan Energy Corporation, and Lomax Energy Ltd. (collectively, the “Farmors”) with respect to, inter alia, the north east quarter (NE ¼) of Section twenty five (25), Township six (6), Range two (2) West of the second meridian (W2M) in the West Queensdale, Saskatchewan area (“Farmout Land”).  Pursuant to the Head Agreement, Odin as farmee has the right to earn:

•
a net 60% before payout (“BPO”) and net 30% after payout (“APO”) working interest in the test well on the Farmout Land subject to a 5% gross overriding royalty (the “GORR”) to Farmors which will terminate at payout; and

•	a net 30% working interest in the balance of farmout lands.; and

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)

The Company wishes to participate with Odin in the Head Agreement by paying a 8% of the costs (8.0% of original 100%) associated with the test well to be paid by Odin pursuant to Article 4.03 of the Head Agreement (the “Drilling Cost Interests”).

Pursuant to the Agreement and in connection with the above Head Agreement, upon receipt by Odin from the operator of an Authority for Expenditure (“AFE”) with respect to its 60% share of the Drilling Cost Interest, the Company will pay Odin its proportionate share of such amount. Upon test well being drilled and completed or abandoned, and providing that the Company is not in default under the Agreement, the Company will earn an net 8.0% BPO and net 4.0% APO net working interest in such test well and a net 4.0% net working interest in the balance of the Farmout Land in accordance with Article 6 of the Head Agreement.

As at August 31, 2007, the Company had made CAD$116,762 to Odin, represented as the Company’s share cost in connection with the above noted Agreement.

Wordsworth, Saskatchewan

On October 1, 2006, the Company entered into a Purchase and Sale Agreement (the “Transfer Agreement”) with 0743608 B.C. Ltd. (“Vendor” or “Assignor”), a corporation organized and existing under the laws of British Columbia, Canada, for certain oil and gas working interest in Wordsworth Area, Saskatchewan; whereas

On April 10, 2006, 0743608 B.C. Ltd., Odin Capital Inc., Delta Oil and Gas (Canada) Inc., Last Mountain Investments Inc., 264646 Alberta Ltd. and LL & S Holding Ltd. (collectively, the “Farmees”) entered into a Farmout, Option and Participation Letter Agreement (“Master Agreement”) with Petrex Energy Ltd., (the “Farmor”) with respect of oil and gas working interest in Wordsworth Area, Saskatchewan.  Farmor has a 42.5% working interest in Petroleum and Natural Gas leases as described in Schedule “A” of the Master Agreement.  Texalta Petroleum Ltd. (“Texlta”) has the remaining 57.50% working interest in these leases.  Texalta as operator proposes to commence drilling the Texalta et al Wordsworth East HZ 2A2-23-4B11-14-7-3 W2M well prior to July 1, 2006.  Texalta intends to participate in the test well as to its 57.50% working interest.  Farmor proposes to farmout its 42.50% working interest in the test well and Farmount and Option Land to Farmees on following terms and conditions:

•
Farmees to pay 100% of the Farmor’s 42.5% cost of drilling, completing and equipping the test well to earn a 42.5% before payout (“BPO”) and 21.25% working interest after payout (“APO”) in the test well subject to a 5% Gross Overriding Royalty to Farmor until payout and a 21.25% working interest in the farmout lands.

•
Upon completion or abandonment of the test well, Farmees will have a three month period to elect to participate in a vertical test well on the option lands to earn the same working interest in the test well and balance of the Option Lands as set forth in the Master Agreement.

•	Pursuant to the Master Agreement, 0743608 B.C. Ltd as a farmee has the right to earn:

1.
a net  7.5% before payout (“BPO”) and net 3.75% after payout (“APO”) working interest in the test well on the Farmout Land subject to a 5% gross overriding royalty (the “GORR”) to the Farmor which will terminate at payout; and

2.	a net 3.75% working interest in the balance of Farmout and Option Lands.

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)

Pursuant to the Transfer Agreement and in connection with the above noted Master Agreement, the Assignor assigned its interest covers 100% of Assignor’s entire undivided, title and interest in the Master Agreement but shall not include rights of the Assignor as operator.  The consideration payable by the Company to the Vendor or Assignor is CAD$129,206, and shall be allocated among the Assets as follows:

• To Petroleum and Natural Gas Rights	(80%)	$103,365
• To Tangibles ( exclusive of GST)	(20%)	25,841

		$129,206	(paid)

Coteau Lake, Saskatchewan

On November 7, 2007, the Company entered into a Letter of Intent (the “LOI”) with Primrose Drilling Ventures Ltd. (“Promrose”), a body corporate, having an office in the city of Calgary, in the Province of Alberta.  Pursuant to the LOI, the Company is the interest title holder of Saskatchewan Crown Land parcels 124, 125 and 126.

Primrose elected to proceed with a 50/50 joint venture with the Company by reimbursing Target for 50% of its land cost on parcels 124, 125 and 126 for CDN$ 26,590 which is payable on signing within 15 days of the LOI.  Primrose would become operator of the project upon its acceptance of such appointment and agreement to assume the duties, obligations and rights of the operator.  A formal Participation Agreement (“Agreement”) will include the provisions of LOI and will be drawn up and concluded with 15 days of the above noted payment by Primrose to Target.  Included in the Participation Agreement would be the Area of Mutual Interest (AMI) which would govern future land acquisitions and timeline set out in the LOI.

Subsequent to August 31, 2007, the Company had received CDN$26,590 from Primrose and is in the process of forming the above noted formal Participation Agreement.

A summary of the oil and gas properties and its related depletions as follows:

The total cost capitalized cost incurred for the oil and gas property was $305,114 which was attributed to the acquisition cost and exploration expenditures of the oil and gas property.  The Company applied the full cost method to account for these properties.

Properties in Canada	Cost	Accumulated Depletion	Write down in Carrying Value	August 31 2007
Proved property	$305,114	$(102,249)	$(119,916)	$82,949

Unproved property	300,376	-	-	300,376

Total	$605,490	$(102,249)	$(119,916)	$383,325

4.           Related Parties Transaction

During the fourteen and twelve months ended August 31, 2007 and June 30, 2007, the Company paid $901 to a director of the Company for certain oil and gas related course.

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)
5.           Common Stock

The Company entered into following equity transactions since inception of the Company:

During the period ended June 30, 2006, the Company issued total of 1,025,000 stocks at $0.01 per share for a total proceeds of $10,250.

On December 5, 2006, the Company issued 14,135,000 common stocks at $0.01 per share for total proceeds of $141,350.

On February 27, 2007, the Company repurchased and cancelled 100,000 common stocks at its cost of $0.01 per share for a total payment of $1,000.

On August 29, 2007, the Company’s Board of Director approved to repurchase and cancel 5,000,000 common stocks at its cost of $0.01 per share.  The payment for the repurchased common stocks was made subsequent to August 31, 2007.

On August 31, 2007, the Company issued 3,750,000 common stocks at $0.20 per share for total proceeds of $750,000.

6.           Deferred Income Taxes

Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company has net operating losses of approximately $163,100, which commence expiring in 2026 through 2027.  Pursuant to SFAS No. 109 the Company is required to compute tax asset benefits for net operating losses carried forward. Potential benefit of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years. For the period ended August 31, 2007, the valuation allowance established against the deferred tax assets increased by $57,100.

The components of the net deferred tax asset at August 31, 2007, and the statutory tax rate, the effective tax rate and the elected amount of the valuation allowance are scheduled below:

August 31, 2007
$
Net Operating Losses	163,100
Statutory Tax Rate	35%
Effective Tax Rate	–
Deferred Tax Asset	57,100
Valuation Allowance	(57,100)
Net Deferred Tax Asset	–

7.           Commitments - Other

Please refer to Note 3.

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)
8.           Segmented Information

The Company’s business is considered as operating in one segment (North America) based upon the Company’s organizational structure, the way in which the operation is managed and evaluated, the availability of separate financial results and materiality considerations.  All operating activities are in Canada and all the assets of the Company are located in Canada

9.           Subsequent Events

Subsequent to the year end, the Company entered into a non-binding Letter Of Intent (LOI) to be acquired by Golden Aria Corp. (“Golden”), a public company incorporated under the laws of the State of Nevada and traded on the OTC BB.  Golden is an exploration stage company that holds several oil and gas properties in Canada.  Pursuant to the LOI, Golden is entitled to perform due diligence on the Company and its oil and gas properties prior to enter the definite acquisition agreement.  Upon the completion of due diligence and entering the definite acquisition agreement, the Company will be exchanging its 13,810,000 common stocks outstanding as at August 31, 2007 with 13,810,000 common stocks of Golden to effect the acquisition.

See Note 3 and Note 5.

10.	Supplemental Information on Natural Gas and Oil Exploration, Development and Production Activities (UNAUDITED):

Standardized measure of discounted future net cash flows relating to proved oil and gas reserve quantities:

The following summarizes the policies we used in the preparation of the accompanying natural gas and oil reserve disclosures, standardized measures of discounted future net cash flows from proved natural gas and oil reserves and the reconciliations of standardized measures from year to year. The information disclosed, as prescribed by the Statement of Financial Accounting Standards No. 69, is an attempt to present the information in a manner comparable with industry peers.

The information is based on estimates of proved reserves attributable to our interest in natural gas and oil properties as of August 31, 2007. These estimates were prepared by independent petroleum consultants. Proved reserves are estimated quantities of natural gas and crude oil which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

The standardized measure of discounted future net cash flows from production of proved reserves was developed as follows:

1.	Estimates are made of quantities of proved reserves and future periods during which they are expected to be produced based on year-end economic conditions.

2.	The estimated future cash flows are compiled by applying year-end prices of natural gas and oil relating to our proved reserves to the year-end quantities of those reserves.

3.	The future cash flows are reduced by estimated production costs, costs to develop and produce the proved reserves and abandonment costs, all based on year-end economic conditions.

4.	Future net cash flows are discounted to present value by applying a discount rate of 10%.

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007
(Expressed in U.S. Dollars)

The standardized measure of discounted future net cash flows does not purport, nor should it be interpreted, to present the fair value of our natural gas and oil reserves. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, anticipated future changes in prices and costs, and a discount factor more representative of the time value of money and the risks inherent in reserve estimates.

The standardized measure of discounted future net cash flows relating to proved natural gas and oil reserves is as follows:

USD$
Future cash inflows	152,701
Future production costs	(51,843)
Future development costs	(3,771)
Future net cash flows	97,087
10% annual discount for estimated timing of cash flows	(14,139)
Standardized measure of discounted future net cash flows	82,948

Year-end price per Mcf of natural gas used in making standardized measure determinations as of August 31, 2007 was $3.72.  Year-end price per Bbl of oil used in making these same calculations was $65.34.

Estimated Net quantities of Natural Gas and Oil Reserves:

The following table sets forth our proved reserves, including changes, and proved developed reserves at the end of August 31, 2007.

TARGET ENERGY INC.
(An Exploration Stage Company)
Notes to Financial Statements
August 31, 2007

(Expressed in U.S. Dollars)
	Crude Oil (MBbls)	Natural Gas (MMcf)	Crude Oil Equivalents (MBbls)
Proved reserves:
Beginning of the period reserve	-	-	-
Purchases of reserves in place	4.70	0.91	4.81
Productions	(1.60)	(0.11)	(1.61)
End of period reserves	3.10	0.80	3.20

Proved developed reserves:
Beginning of the period reserve	-	-	-
End of period reserves	3.10	0.80	3.20

(An Exploration Stage Company)
PROFORMA CONSOLIDATED BALANCE SHEET
AS AT AUGUST 31, 2007
(Expressed in U.S. Dollars)

		Target	Proforma		Proforma
	Golden Aria	Energy	Consolidated		Consolidated
	Corp.	Inc.	Adjustments		Balance Sheet
ASSETS

Current
Cash and cash equivalents	$301,579	$347,456			649,035
Accounts receivable	14,860	7,223			22,083
Prepaid expenses and deposit	-	23,664			23,664

Total current assets	316,439	378,343	-		694,783

Goodwill on acquisition			1,212,643	d	1,212,643

Oil and gas properties (Note 4)	203,658	383,325	1,000,000	e	1,586,983

Total Assets	$520,097	$761,668	2,212,643		3,494,408

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES

Current
Accounts payable	$12,688	$74,211			86,899
Accrued liabilities	3,375	-			3,375
Due to related parties (Note 5)	206,871	-			206,871

Total Current Liabilities	222,934	74,211	-		297,145

STOCKHOLDERS' EQUITY

Share capital
Authorized:
75,000,000 common shares with a par
value of $0.001 per share
Issued and outstanding:

Common Shares	15,495	13,810	(13,810)	a	15,495

Shares issued upon Acquisition			13,810	b	13,810

Additional paid-in capital
Additional Paid up capital on issuance of	1,256,839	836,790	(836,790)	a	1,256,839
Acquisition shares			2,886,290	b	2,886,290

Deficit accumulated during the
exploration stage	(975,171)	(163,143)	163,143	c	(975,171)

Total Stockholders' Equity	297,163	687,457	2,212,643		3,197,264

Total Liabilities and Stockholders' Equity	$520,097	761,668	2,212,643		3,494,408

a	To eliminate Target Energy's par value shares and additional paid up capital
b	To record the par value and additional paid up capital upon the issuance of shares on acquisition. Amounting to 13,810,000 at $0.21c per share.
c	To eliminate Target's accumulated deficit and prior results before acquisition
d	To record the excess of amounts paid to Net Assets received
e	To record the fair value of Coteau Lake

GOLDEN ARIA CORP.
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF OPERATIONS
For the year ended August 31, 2007
(Expressed in U.S. Dollars)

			Proforma
			Consolidated
	Golden Aria	Target Energy	Statement of
	Corp.	Inc.	Operations

Revenue
Natural gas and oil revenue	$82,206	$87,994	$170,200

Cost of revenue
Natural gas and oil operating costs and royalties	27,945	29,782	57,727
Depletion	76,092	102,249	178,341
Writedown in carrying value of oil and gas property	216,299	119,916	336,215

	320,336	251,947	572,283

Gross Profit	(238,130)	(163,953)	(402,084)

Expenses
Accounting and audit	50,456	8,000	58,456
Bank charges and interest expense	4,063	361	4,424
Consulting (Note 6)	142,399	2,665	145,064
Exploration costs and option payment	119,342	-	119,342
Fees and dues	4,055	2,780	6,835
Investor relations	2,953	-	2,953
Legal	17,023	2,797	19,820
Office and miscellaneous	11,393	3,103	14,496
Rent	17,750	-	17,750
Travel	2,381	-	2,381

Total expenses	371,815	19,706	391,521

(Loss) for the period before other income	(609,945)	(183,659)	(793,604)

Other income (expense)
Interest income	2,549	4,412	6,961
Foreign Exchange Gain	-	16,464	16,464
Write off of mineral property	(1)	-	(1)

Net (loss) for the period	$(607,397)	$(162,783)	$(770,181)

Basic and diluted loss per share	$(0.02)	$(0.01)	$(0.03)

Weighted average number of common shares
outstanding - basic and diluted	29,305,480	29,305,480	29,305,480

Golden Aria Corp.
Notes to the Pro-Forma Consolidated Financial Statements
(Unaudited)

1.           BASIS OF PRESENTATION

These Pro-Forma unaudited consolidated financial statements have been prepared from the audited financial statements of Golden Aria Corp. as of August 31, 2007, and the audited financial statements of Target Energy Inc.,(“Target”) as of August 31, 2007, giving effect to the Plan of Merger entered into on October 15, 2007 and closed on November 30, 2007.

In the opinion of management of Golden Aria, these unaudited pro forma consolidated statements include the adjustments necessary for fair presentation of the acquisition of Target by Golden Aria as described below.

The unaudited Pro-Forma consolidated financial statements should be read in conjunction with the historical financial statements and notes thereto of Golden Aria and Target referred to above and included elsewhere in this proxy statement.

These unaudited financial statements are not necessarily indicative of the financial position or results of operations, which would have resulted if the combination and related transactions had actually occurred on November 30, 2007.

2.           AGREEMENT AND PLAN OF MERGER

On October 15, 2007, Golden Aria entered into a share exchange agreement with Target, a private Nevada corporation, and the former shareholders of Target. The closing of the transactions contemplated in the share exchange agreement and the acquisition of all of the issued and outstanding common stock in the capital of Target occurred on November 30, 2007.  Golden Aria issued to the shareholders of Target 13,810,000 shares of common stock, which represented 100% of the outstanding shares of Target.  After giving effect to the share exchange agreement, including the issuance of 13,810,000 of common shares in Golden Aria, the total number of shares issued and outstanding in Golden Aria is 29,305,480.

3.           PRO-FORMA ADJUSTMENTS

The unaudited Pro-Forma consolidated financial statements include the following adjustments.

(a)	To eliminate Target Energy's par value shares and additional paid up capital
(b)	To record the par value and additional paid up capital upon the issuance of shares on acquisition. Amounting to 13,810,000 at $0.40c per share.
(c)	To eliminate Target's accumulated deficit and prior results before acquisition
(d)	To record the excess of amounts paid to Net Assets received
(e)	To record the fair value of Coteau Lake.

4.           PRO-FORMA LOSS PER SHARE

Pro-Forma loss per share has been calculated using the historical weighted average number of shares previously reported and amended ass if the Pro-Forma common shares of Golden Aria issued pursuant to the proposed acquisition and merger had been outstanding since the beginning of the periods.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDEN ARIA CORP.

By: ________________________ Robert McAllister President and Director Date: December 6, 2007